Exhibit 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Regenerex Pharma, Inc. (the ‘Company’) on Form 10-Q for the period ending June 30, 2025  as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), I, Kenneth W Perry, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	Regenerex Pharma, Inc.

Date: August 13, 2025	By:	/s/ Kenneth W Perry
Kenneth W Perry
Chief Financial Officer (Principal Financial Officer)